Exhibit 5.1






                            SEPTIMUS A. RHUDD, LL.B.
                                 Attorney at Law
                                    Chambers
                               No. 6 Temple Street
                                  P.O. Box 2372
                            St. John's, Antigua, W.I.
                     Phone (268) 460-6184 Fax (268) 460-6183


May 5, 2004

Sinovac Biotech Ltd.
39 Shangdi Xi Road
Haidian District, Beijing
China  100085

Gentlemen:

     In connection with the Registration Statement on Form S-8 being filed by Sinovac Biotech Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 4,900,000 shares of the 5,000,000 shares of the Company's common stock to be offered under the Company's Stock Option Plan (the "Stock Option Plan"), we are of the opinion that:

     1. the Company is a corporation duly organised and validly existing under the laws of Antigua and Barbuda, West Indies;

     2. all necessary corporate action has been taken to authorise the entering into of stock option agreements and to authorise the issuance of up to 5,000,000 shares of the Company's common stock under the Stock Option Plan; and

     3. The up to 5,000,000 shares of the Company's common stock, which are presently issuable upon the exercise of the said 5,000,000 stock options to acquire shares of the Company's common stock which are granted under the Stock Option Plan, will be, upon issuance by the Company, legally issued, fully paid and non-assessable shares of common stock of the Company upon the receipt by the Company of full payment for such stock option shares of common stock in accordance with the terms of their respective stock option agreements with the Company under the Stock Option Plan.

     I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

     Sincerely,


     /s/ S. A. Rhudd
     ------------------
     Septimus A. Rhudd
     Attorney-at-Law